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                                                                  EXHIBIT 4.4
                               NVIDIA Corporation

                                SECOND AMENDMENT
                                       TO
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

This Second Amendment to Second Amended and Restated Investors' Rights Agreement (this "Amendment") is made and entered into as of the date first written above, by and among NVIDIA Corporation, a California corporation (the "Company"), the undersigned security holders of the Company (the "Existing Parties") who are parties to that certain Second Amended and Restated Investors' Rights Agreement dated August 19, 1997, as amended (the "Rights Agreement") and the undersigned investor (the "Investor") of the Company listed on Schedule 1 attached hereto.
                                                   ----------

                                    RECITALS

     A. The Existing Parties possess certain registration rights under the Rights Agreement.

     B. In connection with the Stock Purchase Agreement dated as of the date hereof between the Company and the Investor (the "Purchase Agreement"), the Investor will purchase Common Stock of the Company.

     C. In order to effect the sale of the Shares under the Purchase Agreement, the parties to this Amendment, including the Existing Parties, desire to amend the Rights Agreement to provide the Investor with certain rights pursuant to the terms of the Rights Agreement.

                                   AGREEMENT

     THEREFORE, the parties to this Amendment agree as follows:

     1.  Amendment to Rights Agreement.

         (a) For purposes of Section 1 of the Rights Agreement only, each Investor shall be deemed a "Holder" as such term is defined in Section 1(d) of the Rights Agreement, and each Investor shall have all the rights granted to each Holder pursuant to Section 1 of the Rights Agreement.

         (b) The definition of "Registrable Securities" in Section 1(g) of the Rights Agreement is hereby amended and restated to read as follows (additions are double-underlined):

             "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued pursuant to the Stock Purchase Agreement dated as of April 12, 1999, and (ii) any Common Stock of the Company issued or issuable as a dividend or

                                       1.
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          other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

      2.  Effect of Amendment.

          (a) It is an express condition to this Amendment that the parties to it include the Company and Existing Parties who hold more than fifty percent (50%) of the Registrable Securities, as defined in the Rights Agreement. The Company and the Existing Parties agree that the execution of this Amendment constitutes a written amendment of the Rights Agreement effected in compliance with Section 3.7 thereof. This Amendment shall be binding on each party to the Rights Agreement, whether or not such party has signed it. Except as expressly provided in this Amendment, the provisions, terms and conditions of the Rights Agreement shall remain in full force and effect.

          (b) The Rights Agreement shall be binding upon and inure to the benefit of each Investor who signs this Amendment, as if each such Investor had been a party to the Rights Agreement upon its original execution and delivery among the parties thereto.

      3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California.

      5. Entire Agreement; Successors and Assigns. This Amendment constitutes the full and entire understanding and agreement among the parties hereto regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                                      2.
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          The foregoing Second Amendment to Second Amended and Restated
Investors' Rights Agreement is hereby executed as of the date first above written.


"COMPANY"

NVIDIA Corporation

By:   /s/ C B Hoberg

Its:  CFO

                                      3.
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"EXISTING PARTIES"

Sutter Hill Ventures,
a California Limited Partnership

By:  Sutter Hill Management Company, L.P.

By:  /s/ Tench Coxe
          General Partner of the General Partner

Sequoia Capital VI,
a California Limited Partnership

Sequoia Technology Partners VI,
a California Limited Partnership

Sequoia XXIII,
a California Limited Partnership

Sequoia XXIV,
a California Limited Partnership

Sequoia Technology Partners III

Sequoia Growth Fund

SQP 1997

Sequoia 1997

By:  /s/ Mark Stevens
     General Partner, on behalf of the above-named entities

                                      4.
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Worldview Technology Partners I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.L.C., its General Partner

By:
     ------------------------
     General Partner


Worldview Technology International I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview equity I, L.L.C., its General Partner

By:
     ------------------------
     General Partner


Worldview Strategic Partners I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.L.C., its General Partner

By:
     ------------------------
     General Partner

                                      5.
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"INVESTORS"

Synopsys, Inc.

By:   Steven K. Shevick

Its:  Vice President
      General Counsel

                                      6.
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                                   Schedule 1

                                List of Investor


Investor Name and Address               Date of Purchase

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043
Attn:  Steven K. Shevick, Esq.
(f) (650) 584-1184

                                      7.